JPMORGAN CONFIDENTIAL
MUTUAL FUND SERVICES AGREEMENT
•	Fund Administration Services

•	Fund Accounting Services
FocusShares Trust
November 16, 2007

JPMORGAN CONFIDENTIAL
FUND SERVICES AGREEMENT

JPMORGAN CONFIDENTIAL
FUND SERVICES AGREEMENT
Table of Contents (continued)

Page
Schedule A	—	Fees and Expenses	A-1

Schedule B	—	Description of Fund Administration Services	B-1

Schedule C	—	Description of Fund Accounting Services	C-1

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FUND SERVICES AGREEMENT
     AGREEMENT made as of November 16, 2007 by and between FocusShares Trust (the “Fund”), a Delaware business trust and J.P. Morgan Investor Services Co. (“J.P. Morgan”), a Delaware corporation.
W I T N E S S E T H:
          WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and
          WHEREAS, the Fund wishes to contract with J.P. Morgan to provide certain services with respect to the Fund;
          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
     1. Appointment. The Fund hereby appoints J.P. Morgan to provide services for the Fund, as described hereinafter, subject to the supervision of the Board of Directors of the Fund (the “Board”), for the period and on the terms set forth in this Agreement. J.P. Morgan accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 5 of and Schedule A to this Agreement.
     2. Representations and Warranties.
          (a) J.P. Morgan represents and warrants to the Fund that:
               (i) J.P. Morgan is a corporation, duly organized and existing under the laws of the State of Delaware;
               (ii) J.P. Morgan is duly qualified to carry on its business in the Commonwealth of Massachusetts;
               (iii) J.P. Morgan is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;
               (iv) all requisite corporate proceedings have been taken to authorize J.P. Morgan to enter into and perform this Agreement;
               (v) J.P. Morgan has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

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               (vi) no legal or administrative proceedings have been instituted or threatened which would impair J.P. Morgan’s ability to perform its duties and obligations under this Agreement;
               (vii) J.P. Morgan’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of J.P. Morgan or any law or regulation applicable to J.P. Morgan; and
               (viii) assuming execution and delivery of this Agreement by the Fund, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable in accordance with its terms.
          (b) The Fund represents and warrants to J.P. Morgan that:
               (i) the Fund is a business trust, duly organized and existing and in good standing under the laws of Delaware
               (ii) the Fund is empowered under applicable laws and by its Charter Document and By-Laws to enter into and perform this Agreement;
               (iii) all requisite proceedings have been taken to authorize the Fund to enter into and perform this Agreement;
               (iv) the Fund is registered as an investment company under the 1940 Act;
               (v) a registration statement on Form N-1A filed under the Securities Act of 1933, as amended (“1933 Act”) and the 1940 Act has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;
               (vi) no legal or administrative proceedings have been instituted or threatened which would impair the Fund’s ability to perform its duties and obligations under this Agreement;
               (vii) the Fund’s registration statements comply in all material respects with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and none of the Fund’s prospectuses and/or statements of additional information contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading; and

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               (viii) the Fund’s entrance into this Agreement shall not cause a (a) material breach or be in material conflict with any other agreement or (b) obligation of the Fund or any law or regulation applicable to it.
     3. Delivery of Documents. The Fund will promptly furnish to J.P. Morgan such copies, properly certified or authenticated, of contracts, documents and other related information that J.P. Morgan may reasonably request or requires to properly discharge its duties. Such documents may include but are not limited to the following:
          (a) Resolutions of the Board authorizing the appointment of J.P. Morgan to provide certain services to the Fund and approving this Agreement;
          (b) The Fund’s Charter Document;
          (c) The Fund’s By-Laws;
          (d) The Fund’s Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (“SEC”);
          (e) The Fund’s registration statement including exhibits, as amended, on Form N-1A (the “Registration Statement”) under the 1933 Act and the 1940 Act, as filed with the SEC;
          (f) Copies of the Investment Advisory Agreement between the Fund and its investment adviser (the “Advisory Agreement”);
          (g) Opinions of counsel and auditors’ reports;
          (h) The Fund’s prospectus(es) and statement(s) of additional information relating to all funds, series, portfolios and classes, as applicable, and all amendments and supplements thereto (such Prospectus(es) and Statement(s) of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the “Prospectuses”); and
          (i) Such other agreements as the Fund may enter into from time to time such as securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.
     4. Services Provided.
          (a) J.P. Morgan will provide the following services subject to the control, direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Fund’s Registration Statement, Charter Document and By-Laws;

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applicable laws and regulations; and all resolutions and policies implemented by the Board, of which J.P. Morgan has been notified by the Fund:
               (i) Fund Administration; and
               (ii) Fund Accounting.
               A detailed description of the above service is contained in Schedules B and C to this Agreement.
          (b) J.P. Morgan will also:
               (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of J.P. Morgan or a corporate affiliate of J.P. Morgan);
               (ii) provide the services of individuals to serve as officers of the Fund who will be designated by J.P. Morgan and elected by the Board subject to reasonable Board approval;
               (iii) provide or otherwise obtain personnel sufficient for provision of the services contemplated herein;
               (iv) furnish equipment and other materials, which are necessary or desirable for provision of the services contemplated herein; and
               (v) keep records relating to the services provided hereunder in such form and manner as J.P. Morgan may deem appropriate or advisable. To the extent required by Section 31 of the 1940 Act and the rules thereunder, J.P. Morgan agrees that all such records prepared or maintained by J.P. Morgan relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Fund’s expense, and made available in accordance with such Section and rules.
5. Fees and Expenses.
          (a) As compensation for the services rendered to the Fund pursuant to this Agreement the Fund shall pay J.P. Morgan monthly fees determined as set forth in Schedule A to this Agreement. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.

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          (b) For the purpose of determining fees calculated as a function of the Fund’s assets, the value of the Fund’s assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Board.
          (c) The Fund may request additional services, additional processing, or special reports, with such specifications and requirements documentation as may be reasonably required by J.P. Morgan. In addition, significant regulatory and legal changes and changes in the Fund’s status may necessitate additional services, processing or reports. In either instance, if J.P. Morgan elects to provide such services or arrange for their provision, it shall be entitled to additional fees and expenses at its customary rates and charges.
          (d) J.P. Morgan will bear its own expenses in connection with the performance of the services under this Agreement except as provided herein or as agreed to by the parties. The Fund agrees to promptly reimburse J.P. Morgan for any services, equipment or supplies ordered by or for the Fund through J.P. Morgan and for any other expenses that J.P. Morgan may incur on the Fund’s behalf at the Fund’s request or as consented to by the Fund. Such other expenses to be incurred in the operation of the Fund and to be borne by the Fund, include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors [trustees] who are not officers, directors, shareholders or employees of J.P. Morgan, or the Fund’s investment adviser or distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; EDGAR filing fees, processing services and related fees; postage and mailing costs; costs of share certificates; advisory and administration fees; charges and expenses of pricing and data services, independent public accountants and custodians; insurance premiums including fidelity bond premiums; legal expenses; consulting fees; customary bank charges and fees; costs of maintenance of corporate [or trust] existence; expenses of typesetting and printing of Prospectuses for regulatory purposes and for distribution to current shareholders of the Fund (the Fund’s distributor to bear the expense of all other printing, production, and distribution of Prospectuses, and marketing materials); expenses of printing and production costs of shareholders’ reports and proxy statements and materials; expenses of proxy solicitation, proxy tabulation and annual meetings; costs and expenses of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate [or trust], shareholder, and Board meetings; trade association dues and expenses; reprocessing costs to J.P. Morgan caused by third party errors; copying charges; overtime work when necessitated by unusual client requests;

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microfilm and storage, audio response unit costs; corporate action services; service termination and conversion costs; any expenses necessitated by regulatory or legal changes; and any extraordinary expenses and other customary Fund expenses. In addition, J.P. Morgan may utilize one or more independent pricing services to obtain securities prices and to act as backup to the primary pricing services designated by the Fund, in connection with determining the net asset values of the Fund. The Fund will reimburse J.P. Morgan for the Fund’s share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of the Fund.
          (e) All fees, out-of-pocket expenses, or additional charges of J.P. Morgan shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice.
          (f) J.P. Morgan will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as determined by J.P. Morgan) plus two percent per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney’s fees, shall be paid by the Fund to J.P. Morgan.
          (g) In the event that the Fund is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty (30) days’ written notice to the Fund by J.P. Morgan. The Fund must notify J.P. Morgan in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.
     6. Limitation of Liability and Indemnification.
          (a) J.P. Morgan shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Fund or third parties, in connection with the matters to which this Agreement relates, except for a loss or expense solely caused by or resulting from J.P. Morgan’s gross negligence or willful misconduct.
          (b) J.P. Morgan shall not be responsible for, and the Fund shall indemnify and hold J.P. Morgan and its directors, officers, agents and employees (collectively the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket and incidental expenses and legal fees (“Losses”) that may be

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imposed on, incurred by, or asserted against, the Indemnitees or any of them in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:
               (i) any and all actions of the Indemnitees required to be taken pursuant to this Agreement;
               (ii) the reliance on or use by the Indemnitees of information, records, or documents which are received by the Indemnitees and furnished to it or them by or on behalf of the Fund, and which have been prepared or maintained by the Fund or any third party on behalf of the Fund;
               (iii) the Fund’s refusal or failure to comply with the terms of this Agreement or the Fund’s lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;
               (iv) the breach of any representation or warranty of the Fund hereunder;
               (v) following any instructions or other directions reasonably believed to be requests of the Fund or otherwise duly authorized, and upon which J.P. Morgan is authorized to rely pursuant to the terms of this Agreement;
               (vi) any delays, inaccuracies, errors in or omissions from information or data provided to J.P. Morgan by the Fund, its investment advisers and/or sub-advisers, and providers of other services such as data services, corporate action services, pricing services or securities brokerage;
               (vii) the offer or sale of shares by the Fund in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Fund or its other service providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Fund prior to the effective date of this Agreement;
               (viii) any failure of the Fund’s registration statement to comply with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in a Fund’s prospectus;

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               (ix) the actions taken by the Fund, its investment adviser and/or sub-advisers, and its distributor in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply; and
               (x) all actions, inactions, omissions, or errors caused by third parties to whom the Fund or the Indemnitees have assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Fund, its investment advisers, distributor, administrator or sponsor.
          (c) In addition to and not in limitation of paragraph (b) immediately above, the Fund also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of J.P. Morgan’s performance under this Agreement, provided the Indemnitees have not acted with negligence or engaged in willful misconduct.
          (d) In performing its services hereunder, J.P. Morgan shall be entitled to rely on any oral or written instructions, notices or other communications, including electronic transmissions, from the Fund and its custodians, officers and directors, investment advisers and sub-advisers, investors, agents and other service providers which J.P. Morgan reasonably believes to be genuine, valid and authorized. J.P. Morgan shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel and public accountants retained by the Fund, as necessary or appropriate.
          (e) Anything in this agreement to the contrary notwithstanding, in no event shall J.P. Morgan be liable for any indirect, incidental, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if J.P. Morgan has been advised of the likelihood of such loss or damage and regardless of the form of action in which any such loss or damage may be claimed. This provision shall survive the termination of this Agreement.
     7. Term. This Agreement shall become effective on the date first hereinabove written and may be modified or amended from time to time by mutual agreement between the parties hereto. The Agreement shall continue in effect unless terminated by either party on 180 days’ prior written notice. Upon termination of this Agreement, the Fund shall pay to J.P. Morgan such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of

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services ceases, whichever is later. In the event of late payment or non-payment, J.P. Morgan shall have the right to retain the records of the Fund until all fees and monies due J.P. Morgan are paid.
8. Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):
If to the Fund:
FocusShares Trust
210 Summit Avenue, Suite C11
Montvale, NJ 07645
Attention: Mr. Erik Liik
Fax: 201-930-8602
If to J.P. Morgan:
J.P. Morgan Investor Services Co.
73 Tremont Street
Boston, MA 02108
Attention: Legal Department
Fax: 617-557-8616
     9. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.
     10. Force Majeure. J.P. Morgan shall not be responsible or liable for any harm, loss or damage suffered by the Fund, its investors, or other third parties or for any failure or delay in performance of J.P. Morgan’s obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond J.P. Morgan’s control. In the event of a force majeure, any resulting harm, loss, damage, failure or delay by J.P. Morgan will not give the Fund the right to terminate this Agreement.

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     11. Amendments. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.
     12. Severability. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.
     13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.
     14. Confidentiality. In accordance with the Securities and Exchange Commission’s regulation S-P (“Regulation S-P”), nonpublic personal financial information relating to consumers and customers of the Fund provided by, or at the direction of the Fund to J.P. Morgan, or collected or retained by J.P. Morgan in the course of performing its duties as transfer agent shall be considered confidential information. J.P. Morgan agrees that it shall not use such confidential information for any purpose other than to carry out its obligations under this Agreement, and further agrees that it shall not give, sell or in any way transfer or disclose such confidential information to any person or entity, other than (i) affiliates of J.P. Morgan or third parties who have entered into contractual arrangements with the Fund or with J.P. Morgan, and then only to the extent necessary to carry out the obligations under such contractual arrangements, (ii) at the direction of the Fund, (iii) as required by law or (iv) subject to (i) above, as permitted by law. J.P. Morgan represents that it has in place and shall maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information related to consumers or customers of the Fund. J.P. Morgan warrants that it shall not disclose such confidential information to any person or entity as permitted in the previous sentence unless such person or entity has agreed to keep such information confidential. The Fund represents to J.P. Morgan that it has adopted a Statement of its privacy policies and practices as required by Regulation S-P and agrees to provide J.P. Morgan with a copy of that statement annually.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

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FocusShares Trust

By:	/s/ Michael Voskian

Name:	Michael Voskian
Title:	President

J.P. Morgan Investor Services Co.

By:	/s/ Russell Warren

Name:	Russell Warren
Title:	President and CEO

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FUND SERVICES AGREEMENT
SCHEDULE A
FEES AND EXPENSES
Fund Administration and Accounting Fees
A.	For the services rendered under this Agreement, the Fund shall pay to the Administrator an annual fee based on the following schedule. These fees will remain in effect for a period of three years.
               Fund Accounting and Fund Administration Core Service Fees

Product	Annual Fee
Year One — Flat Per Fund Charge
First 6 Months	$25,000 per Fund
Next 6 Months	$50,000 per Fund
After Year One

Per Fund Charge	The higher of $75,000 per Fund or
0.025% of its average daily net assets
               Fund Regulatory Core Service Fees

Product	Fee
Disclosure Filings	$50,000

Board of Trustees/Directors	$75,000
4 meetings per year

Compliance Program / Manual Assistance	$16,000

Miscellaneous	$14,000
SEC exams, review N-SARs, etc.

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B.	Description of Core Services
Accounting Core Service Scope
Included in Core Service Scope
Standard/Automated inputs
Trade processing
Capital stock processing
Expense processing
Portfolio income recognition
Corporate actions processing
Market Value Calculations utilizing automated price vendors
Standard/Automated reporting and deadlines
NAV calculation (single class)
Standard NAV delivery timeframe (based on market close)
Rate calculation for daily distributing funds
Cash component information and NAV calculation for PCF
Fund information reporting to client and third party agency
Risk reporting (e.g., statistics, past due income, etc.)
Daily cash reconciliation
Weekly asset reconciliation
Monthly SEC yield calculations
External Audit, SAS 70 and client due diligence co-ordination
Generally Accepted Accounting Principles and materiality thresholds to support a daily valuation environment
Administration — Treasury and Compliance Core Service Scope

Included in Core Service Scope

Treasury Service Scope
Prepare fund expense budgets and monthly accrual analyses
Validate/approve fund expenses to be paid
Allocate fund bills based on client-directly methodology
Prepare financial materials for Board of Directors
Survey reporting
Provide expense budgeting consulting to review expense ratios/fee waivers
Review form N-2 and proxies and provide certain fund financial information
Provide audit related support
Compliance Service Scope
Daily 1940 Act Compliance Monitoring
Daily Prospectus/SAI Compliance Monitoring
Portfolio Turnover
Annual Gross Income Test
Compliance-related Board of Directors materials
IRS (Quarterly)Diversification Test

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Administration — Tax Core Service Scope
Included in Core Service Scope
Includes preparation and review of:
-	Fiscal and excise tax provisions (includes all book/tax adjustments except those noted below)

-	Federal income, state income and Federal excise tax returns (including filings by extended due dates)

-	Year end re-characterizations, return of capital foreign tax credit and tax exempt percentage for form 1099

-	Year end shareholder reporting requirements

-	IRS asset diversification and good income tests

-	Periodic distributions

-	60 day notice information

-	Quarterly tax exempt asset test and annual foreign security asset test
Tax preparation and review of all items regarding liquidations or mergers
Up to 25 hours of tax consultation and research per year per Fund Complex
Review complex corporate actions
Preparation and review of one income distribution estimate, including capital gains, during the fund’s fiscal year
Support financial statement process by preparing and reviewing the following:
-	ROC SOP disclosure

-	Tax Footnote disclosure
Administration — Financial Reporting Core Service Scope
Included in Core Service Scope
Coordination, preparation and review of semi-annual and annual financial statements
-	Schedule of Investments

-	Statement of Assets and Liabilities

-	Statement of Operations

-	Statement of Changes

-	Financial Highlights

-	Statement of Cash Flows (if applicable)

-	Notes to Financial Statements

-	Review of Financial Data in MD&A

-	Preparation and review of line graphs and performance information
Creation, distribution and review of up to 3 production drafts
Review Item 1 of Form N-CSR and assist in the coordination
Preparation, review and filing of Form N-Q
Preparation, review and filing of Form N-SAR

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Fund Regulatory Core Service Scope
Included in Core Service Scope
Federal Registration
-	N-1A registration statements (assumes annual updates once per year of one prospectus).
Corporate Secretary/Board of Trustees/Directors liaison, includes full support of initial organizational and regular (e.g., quarterly) Board of Trustees/Directors meetings and act as Fund Secretary or Assistant Secretary:
-	Prepare, distribute Board of Trustees/Directors materials

-	Notice, agendas

-	Minutes

-	Financial and compliance reports

-	Resolutions, Actions

-	Contracts

-	Compliance procedures

-	Liaison/coordinator for directors and meetings
Compliance Manual Services
-	Complete compliance manual preparation and maintenance services

-	Prepare/update fund compliance procedures and checklists

-	Periodically survey, compile and disseminate key information, such as authorized signer, affiliated brokers, and prohibited securities lists
Shareholder Reports
-	Review/filing of routine annual, semi-annual, and quarterly shareholder reports.

-	Review compliance with sales material rules and Sarbanes-Oxley requirements.
SEC Examinations
Collection of materials and the preparation of responses to SEC inquiries and comment letters.
C.	Additional Services, subject to agreement of parties:
Additional Services

Additional Services	Fee
Accounting Services:
- Materiality thresholds below market accepted levels based on industry standards	- TBD based on specified requirements
- Fair market value calculations (proprietary model)
- $25.00 per fund per event

Administration — Treasury Services:
- Performance – Fund Station	- $350 per cusip per year
- Administration of deferred Director’s compensation plan	- $500 per fund per year
- Administration of expense recoupment program	- $500 per fund per year
- After Tax and/or more frequent than monthly calculation of standard performance information	- TBD based on specified requirements
- Compliance Solutions CCO Support
- $1,500 per fund per year

Administration — Compliance Services:
- 10666 Reporting
- TBD based on specified requirements

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Administration — Tax Services:
- Equalization calculations	- TBD based on specified requirements
- REMIC OID calculations
- Mid Year QDI estimates
- Accelerated Fiscal or Excise Tax Reporting
- Tax consulting above 25 hours annually
- Signature on tax return filings as paid preparer

Administration — Financial Reporting Services:
- Pro Forma Statements	- TBD based on specified requirements
- Report typesetting and alterations (Framemaker)
- Additional Drafts
- Maintenance of Customized Industries and Descriptions
- Additional Graphics (i.e., pie charts)
D.	Out-of-pocket expenses will be computed, billed and payable monthly.

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FUND SERVICES AGREEMENT
SCHEDULE B
GENERAL DESCRIPTION OF FUND ADMINISTRATION
AND COMPLIANCE SERVICES
J.P. Morgan’s Fund Administration and Compliance Services are designed and intended to address the Fund’s routine financial and tax reporting, portfolio compliance and general administration needs. J.P. Morgan will work closely with the Fund’s experts, such as its public accountants and legal counsel, with respect to these services.
I.	Routine Financial Reporting Services
A.	Semi-annual and annual reports. Prepare for review and approval by Fund’s officers, financial information for the Fund’s semi-annual reports, annual reports and financial statements for routine prospectus updates.

B.	Regular N-SAR filings. Prepare for review and approval by Fund’s officers, Form N-SAR. Upon approval of the N-SAR by the Fund’s adviser and officers, J.P. Morgan will file Form N-SAR with the SEC.

C.	24f-2 Notices. Prepare and file with the SEC the annual Rule 24f-2 Notice, upon approval by Fund officers.

D.	Form N-Q. Prepare for review and approval by Fund’s officers, Form N-Q. Upon approval of the N-Q by the Fund’s adviser and officers, J.P. Morgan will file Form N-Q with the SEC.

E.	Form N-CSR. Prepare for review and approval by Fund’s officers, Form N-CSR. Upon approval of the N-CSR by the Fund’s adviser and officers, J.P. Morgan will file Form N-CSR with the SEC.
II.	Routine Tax Services
A.	Tax filings. Working with the Fund’s independent public accountants or other professionals, assist with the preparation and filing of (1) the Fund’s Federal tax returns on Form 1120 RIC and Form 8613 and (2) such state and local returns as directed by the Fund.

B.	1099-MISC. Provide Form 1099-MISC to persons other than corporations (i.e., Trustees) to whom the Fund paid more than $600 during the year.

C.	Supplementary tax information. Prepare for review by the Fund’s officers, supplementary information for shareholders’ tax purposes as directed by the Fund.

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III.	Routine Compliance
J.P. Morgan will provide assistance to the Fund and its investment adviser with respect to compliance with federal tax and securities laws. Responsibility for such compliance services are subject to the development of a more precise allocation of duties and responsibilities between J.P. Morgan, the adviser and other relevant service providers. In addition, J.P. Morgan’s provision of compliance services is designed to assist the Fund and its adviser but is not intended as an assumption by J.P. Morgan of the adviser’s fiduciary duties and legal responsibilities to the Fund.
A.	Portfolio compliance. Monitor and periodically test the Fund’s compliance with such investment restrictions and other regulatory requirements, as may be agreed to between the adviser, J.P. Morgan and the Fund (e.g., issuer or industry diversification, etc.).

B.	Tax compliance. Monitor and periodically test, including on required quarterly testing dates, the Fund’s compliance with the requirements of Section 851 of the Internal Revenue Code and applicable Treasury Regulations for qualification as a regulated investment company.

C.	Policies and procedures compliance. Assist the investment adviser with monitoring its compliance with Fund Board directives, such as “Approved Issuers Listings for Repurchase Agreements”, Rule 17a-7, Rule 17e-1 and Rule 12d3-1 procedures.
IV. Regulatory Affairs and Corporate Governance
A.	Prospectus/SAI updates. Prepare and file post-effective amendments to the Fund’s registration statement for annual prospectus update purposes; prepare and file prospectus stickers or supplements with respect to routine items for existing Portfolios.

B.	Board materials. Prepare agenda, minutes of prior Fund Board meetings, collect background information and prepare all routine Board materials for regular quarterly Board meetings and distribute such materials to all necessary parties.

C.	Corporate calendar. Maintain general corporate calendar of Board meetings and routine SEC filings.
V. General Administration

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A.	Board materials. Prepare or compile performance and expense information, financial reports, and compliance data and information for inclusion in the Fund’s regular quarterly Board meeting materials.

B.	Dividend distributions. Calculate dividend distributions in accordance with distribution policies detailed in the Fund’s prospectuses or Board resolutions. Assist Fund management in making final determinations of distribution amounts.

C.	Expense accruals. Prepare Fund, portfolio or class expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of average daily net assets (e.g., management, advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (audit fees, registration fees, directors’ fees, etc.).

D.	Expense payments. Arrange, if directed by the appropriate Fund officers, for the payment of the Fund’s and each Portfolio’s or class’ expenses.

E.	Reports to statistical service providers. Report Fund performance to outside statistical service providers as directed by Fund management. [define/negotiate frequency and number of providers (e.g., five per month)]

F.	SEC examinations. Provide support and coordinate communications and data collection, of records and documents held by J.P. Morgan on the Fund’s behalf, with respect to routine SEC regulatory examinations of the Fund.

G.	Non-executive officers. Furnish appropriate non-executive officers for the Fund, such as assistant treasurers and secretaries.

JPMORGAN CONFIDENTIAL
FUND SERVICES AGREEMENT
SCHEDULE C
DESCRIPTION OF FUND ACCOUNTING SERVICES
J.P. Morgan agrees to perform the following duties in accordance with the requirements of the Fund’s Registration Statement and applicable laws and regulations:
(a)	keep and maintain the books and records of each Fund in accordance with Rule 3la-1 under the 1940 Act (“Rule”), including the following:
(i)	journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

(ii)	general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

(iii)	separate ledger accounts required by subsections (b)(2)(ii) and (iii) of the Rule; and

(iv)	a monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.
(b)	perform the following accounting services daily, unless otherwise indicated below, for each Fund:
(i)	calculate the net asset value per share;

(ii)	obtain security prices from independent pricing services, or if such quotes are unavailable, obtain such prices from each Fund’s investment adviser or its designee, as approved by Fund’s Board;

(iii)	provide exception, stale and halted price reporting to the investment adviser;

(iv)	verify and reconcile with the Fund’s custodian’s records all daily trade activity;

(v)	for money market Funds, compute, each Fund’s net income and capital gains, dividend payables, dividend factors, and agreed-upon rates and yields;

(vi)	review daily the net asset value calculation and dividend factor (if any) for each Fund, distribute net asset values and yields to NASDAQ, Fund’s transfer agent, Fund’s administrator and such other third parties as are agreed upon;

(vii)	report to Fund, at least weekly, about the market pricing of securities in any money market Funds, with the comparison to the amortized cost basis;

(viii)	determine unrealized appreciation and depreciation on securities held in variable net asset value Funds;

(ix)	record all corporate actions affecting securities held by each Fund, including dividends, stock splits and recapitalizations;

(x)	amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Fund;

(xi)	record and reconcile with the transfer agent all capital stock activity;

(xii)	update accounting system to reflect rate changes on variable interest rate instruments;

(xiii)	post Fund transactions to appropriate categories;

(xiv)	accrue expenses of each Fund according to instructions received from the administrator;

(xv)	calculate book capital account balances;

(xvi)	maintain books and records;

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JPMORGAN CONFIDENTIAL
(xvii)	determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts; and

(xviii)	provide accounting reports in connection with Fund’s regular annual audit and other audits and examinations by regulatory agencies.

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